                                                                     EXHIBIT 1.1
                                                        [Draft of July 20, 1998]




                       ENTERPRISE PRODUCTS PARTNERS L.P.

                            11,250,000 COMMON UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS

                            UNDERWRITING AGREEMENT



Lehman Brothers Inc.                           _____________, 1998
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Dain Rauscher Wessels, a division of Dain Rauscher Incorporated
Raymond James & Associates, Inc.
  As Representatives of the Several
  Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Dear Sirs:

          Enterprise Products Partners L.P., a Delaware limited partnership (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule 1 hereto (the "Underwriters") 11,250,000 Common Units (the "Firm Units"), each representing a limited partner interest in the Company (the "Common Units"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,687,500 Common Units, on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).

          It is understood and agreed to by all parties that the Company was formed to acquire, own and operate certain of the business and assets of Enterprise Products Company, a Texas corporation ("EPCO"). Enterprise Products GP, LLC, a Delaware limited liability company, will serve as the general partner (the "General Partner") of both the Company and Enterprise Products Operating L.P., a Delaware limited partnership (the "Operating Partnership").

     Pursuant to a Consolidation Agreement dated as of April 30, 1998 (the "Consolidation Agreement") by and among EPCO, certain stockholders of EPC Partners II, Inc., a Delaware corporation and wholly-owned subsidiary of EPCO ("Partners II"), certain members of EPC Partners, I, LLC, a Delaware limited liability company ("Partners I"), the members of DADA Interests LLC, a Texas limited liability company ("DADA"), and certain limited partners of JMRS Holdings, Ltd., a Texas limited partnership ("JMRS"), as amended by that certain First Amendment to Consolidation Agreement dated June 30, 1998, (i) the stockholders of Partners II other than EPCO contributed their shares in Partners II to EPCO in exchange for shares of Class B Common Stock, $.50 par value ("Class B Stock"), of EPCO, (ii) certain members of Partners I contributed their interests in Partners I to EPCO in exchange for shares of Class B Stock, (iii) the members of DADA contributed their interests in DADA to EPCO in exchange for shares of Class B Stock, (iv) certain members of JMRS contributed their partnership interests in JMRS to EPCO in exchange for shares of Class B Stock and (v) EPCO contributed its member interests in Partners I and DADA and its partnership interest in JMRS to Partners II as a capital contribution (collectively, the "Consolidation").

     Pursuant to a Plan of Merger dated June 1, 1998 (the "Split-Up Merger Agreement") by and among EPCO, HSC Pipeline Partnership, L.P., a Texas limited partnership ("HSC"), Chunchula Pipeline Company, LLC, a Texas limited liability company ("Chunchula"), Propylene Pipeline Partnership, L.P., a Texas limited partnership ("Propylene"), Cajun Pipeline Company, LLC, a Texas limited liability company ("Cajun"), and Enterprise Products Texas Operating L.P., a Texas limited partnership ("Enterprise Texas"), as amended by that certain First Amendment to Plan of Merger dated ___________, 1998 by and among such parties, a merger (the "Split-Up Merger") occurred effective June 1, 1998 pursuant to which
(i) certain assets and liabilities of EPCO (the "Retained Assets and Liabilities") were retained by EPCO, (ii) the assets of EPCO related to its Houston Ship Channel Pipeline System (the "HSC Assets") were allocated to and vested in HSC, (iii) the assets of EPCO related to its Chunchula Pipeline System (the "Chunchula Assets") were allocated to and vested in Chunchula, (iv) the assets of EPCO related to its Propylene Pipeline System (the "Propylene Assets") were allocated to and vested in Propylene, (v) the assets of EPCO related to its Cajun Pipeline System (the "Cajun Assets") were allocated to and vested in Cajun, (vi) 98% of EPCO's rights to distributions, profits, losses and capital in respect of its 50% interest in Mont Belvieu Associates, a Texas general partnership ("MBA"), and EPCO's undivided 12.5% interest in the Seminole Fractionator and the West Texas Fractionator (collectively, the "Enterprise Texas Assets") were allocated to and vested in Enterprise Texas and (vii) all of the other assets of EPCO (the "TOC Assets") were allocated to and vested in, and all of the other liabilities of EPCO were assumed by, Transitional Operating Company, Inc., a Texas corporation ("TOC"). Effective June __, 1998, EPCO executed and delivered a General Assignment, Bill of Sale and Conveyance (the "EPCO Conveyance") in favor of HSC, Chunchula, Propylene, Cajun, Enterprise Texas and TOC with respect to the HSC Assets, the Chunchula Assets, the Propylene Assets, the Cajun Assets, the Enterprise Texas Assets and the TOC Assets, respectively.

     Pursuant to a Plan of Merger dated June 1, 1998 (the "TOC Merger Agreement") by and between TOC and the Operating Partnership, as amended by that certain First Amendment to Plan of Merger dated ___________, 1998 by and among such parties, TOC was merged with and into the Operating Partnership (the "TOC Merger"), with the Operating Partnership being the surviving entity. Effective June __, 1998, TOC executed and delivered a General Assignment, Bill of Sale and Conveyance (the "TOC Conveyance") in favor of the Operating Partnership with respect to its assets.

     Pursuant to a General Assignment, Bill of Sale and Conveyance dated ______, 1998, EPCO transferred and conveyed to Sorrento Pipeline Company, LLC, a Texas limited liability company ("Sorrento"), the assets of EPCO related to its Sorrento Pipeline System (the "Sorrento Assets" and, collectively with the HSC Assets, the Chunchula Assets, the Propylene Assets, the Cajun Assets, the Enterprise Texas Assets and the TOC Assets, the "Transferred Assets" ). Effective __, 1998, EPCO executed and delivered a General Assignment, Bill of Sale and Conveyance (the "Sorrento Conveyance") in favor of Sorrento with respect to the Sorrento Assets.

     Pursuant to an Assignment Agreement dated effective as of June 2, 1998, Partners II contributed its membership interests in Partners I, DADA and EnterPart LLC and its limited partner interests in JMRS and EPC Partners, Ltd. to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership. Pursuant to separate assignment documents, EPCO contributed its general partner interest in each of HSC, Propylene and Enterprise Texas to the Operating Partnership in exchange for an interest in the Operating Partnership.

     Prior to or concurrently with the execution hereof, the Operating Partnership will enter into a bank credit agreement (the "Bank Credit Agreement") providing for a $50 million working capital facility and a $150 million revolving term loan facility.

     The following transactions will occur at the Closing Date: (i) EPCO will contribute to Partners II all of its limited partner interest in the Operating Partnership; (ii) Partners II will contribute to the Company all of its limited partner interest in the Operating Partnership in exchange for 34,004,974 Common Units and 21,269,838 Subordinated Units; (iii) the public offering of Firm Units contemplated hereby will be consummated; (iv) as a capital contribution, the Company will contribute the net proceeds to the Company of the sale of Firm Units to the Operating Partnership; (v) the closing under the Bank Credit Agreement will occur; (vi) the Operating Partnership will use the proceeds contributed to it by the Company to (A) repay indebtedness assumed in the Split-Up Merger, (B) purchase a participation interest in the indebtedness of MBA and Belvieu Environmental Fuels, a Texas general partnership ("BEF"), pursuant to participation agreements (the "Participation Agreements"), (C) invest in new joint venture projects and (D) pay expenses of the sale of the Firm Units; and
(ix) EPCO, the Company, the Operating Partnership and the General Partner will enter into an agreement (the "EPCO Agreement") pursuant to which EPCO will manage the business and affairs of the Company.

     The Consolidation, the Split-Up Merger, the EPCO Conveyance, the TOC Merger, the TOC Conveyance, the Sorrento Conveyance and the other transactions described in the preceding seven paragraphs are collectively referred to as the "Transactions." The Company, the Operating Partnership, the subsidiaries of the Operating Partnership and the General Partner are sometimes referred to herein
collectively as the "Company Entities."    EPCO and its subsidiaries (including
MBA and BEF) and the Company Entities are sometimes referred to herein collectively as the "Enterprise Entities." In connection with the consummation of the Transactions, the Enterprise Entities have entered into or will enter into various agreements and certificates of merger, bills of sale, conveyances, deeds and other assignments in connection with the Split-Up Merger, the TOC Merger and the Sorrento Conveyance (collectively with the Split-Up Merger Agreement, the EPCO Conveyance, the TOC Merger Agreement, the TOC Conveyance and the Sorrento Conveyance, the "Merger and Conveyance Documents").

           This is to confirm the agreement among EPCO, the Company, the Operating Partnership, the General Partner (both in its capacity as general partner of the Company and the Operating Partnership and individually) and Partners II (collectively, the "Enterprise Parties") and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Company by the Underwriters.

           1. Representations, Warranties and Agreements of the Enterprise Entities. Each of the Enterprise Parties, jointly and severally, represents and warrants to, agrees with, each Underwriter that:

                (a) A registration statement on Form S-1 (File No. 333-52537) with respect to the Units (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such Registration Statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with
Section 8(a)(i) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the form of prospectus relating to the Units, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) or, if the Effective Date is after the date of this Agreement, the final prospectus in the form heretofore delivered by the Company to the Representatives, with any changes made thereto by the Company with the consent of the Representatives, as the case may be.

          (b) Any Preliminary Prospectus, at the date of filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act complied or will comply in all material respects with the provisions of the Securities Act and the Rules and Regulations and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the statements made by the Company in such documents within the coverage of Rule 175(b) of the Rules and Regulations under the Securities Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Company or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation and warranty is made as to statements in or omissions from the Registration Statement, the Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein.

           (c) The Company has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date (as defined in Section 4 hereof), to assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. The Company is, or at each Delivery Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Company to any material liability or disability.

          (d) The Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. The Operating Partnership is, or at each Delivery Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company and the Operating Partnership, taken as a whole, or
(ii) subject the limited partners of the Company to any material liability or disability.

           (e) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at each Delivery Date, to conduct its business to be conducted at each Delivery Date and to act as general partner of the Company and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is, or at each Delivery Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the General Partner or the Company and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Company to any material liability or disability.

           (f) EPCO is a corporation duly organized and validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own and lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. EPCO is, or at each Delivery Date will be, duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company and the Operating Partnership, taken as a whole.

           (g) Partners II is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own and lease its properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (h) HSC and Propylene have been duly formed and are validly existing in good standing as limited partnerships under the Texas Revised Uniform Limited Partnership Act (the "Texas LP Act") with full partnership power and authority to own or lease their properties to be owned or leased at each Delivery Date, to assume the liabilities being assumed by them pursuant to the Merger and Conveyance Documents and to conduct their business to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus. HSC and Propylene are, or at each Delivery Date will be, duly registered or qualified as foreign limited partnerships for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by them or the nature or location of the properties owned or leased by them makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Company to any material liability or disability.

           (i) Sorrento, Chunchula and Cajun have been duly formed and are validly existing in good standing as limited liability companies under the Texas Limited Liability Company Act ) (the "Texas LLC Act") with full limited liability company power and authority to own or lease their properties to be owned or leased at each Delivery Date, to conduct their business to be conducted at each Delivery Date and to assume the liabilities being assumed by them pursuant to the Merger and Conveyance Documents, in each case in all material respects as described in the Registration Statement and the Prospectus. Sorrento, Chunchula and Cajun are, or at each Delivery Date will be, duly registered or qualified as foreign limited liability companies for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by them or the nature or location of the properties owned or leased by them makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company or the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Company to any material liability or disability.

          (j) At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Company with a 1% general partner interest in the Company; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Company (as the same may be amended and restated at or prior to each Delivery Date, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (k) At each Delivery Date, after giving effect to the Transactions, Partners II will own limited partner interests in the Company represented by 34,004,974 Common Units and 21,269,838 Subordinated Units; all of such Common Units and Subordinated Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and Partners II will hold its respective limited partner interests represented by its Common Units and Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (l) At the First Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units); at the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Common Units and Subordinated Units that will be owned by Partners II and the Incentive Distribution Rights that will be owned by the General Partner, the Units will be the only limited partner interests of the Company issued and outstanding at each Delivery Date.

           (m) At each Delivery Date, after giving effect to the Transactions, the General Partner will own a 1.0101% general partner interest in the Operating Partnership, and the Company will own a 98.9899% limited partner interest in the Operating Partnership; such interests will have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated at or prior to each Delivery Date, the "Operating Partnership Agreement") and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability"); and the General Partner and the Company will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (n) At each Delivery Date, after giving effect to the Transactions, the Company will own a 1% limited partner interest in each of Propylene and HSC, and the Operating Partnership will own a 99% general partner interest in each of Propylene and HSC; such interests will have been duly authorized and validly issued in accordance with the partnership agreements of each of Propylene and HSC (as both may be amended and restated at or prior to each Delivery Date, the "Pipeline Partnership Agreements") and will be fully paid (to the extent required under the Pipeline Partnership Agreements) and nonassessable (except as such nonassessability may be affected by the Texas LP Act); and the Company and the Operating Partnership will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (o) At each Delivery Date, the Operating Partnership will own 100% of the member interests in Sorrento, Chunchula and Cajun; such member interests will have been duly authorized and validly issued in accordance with the regulations of Sorrento, Chunchula and Cajun (as the same may be amended and restated at or prior to each Delivery Date, the "Pipeline LLC Regulations") and will be fully paid (to the extent required under the Pipeline LLC Regulations) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and the Operating Partnership will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (p) At each Delivery Date, EPCO will own 95% of the member interests in the General Partner and Dan Duncan LLC, a Texas limited liability company ("Duncan"), will own 5% of the member interests in the General

Partner; such member interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to each Delivery Date, the "General Partner Agreement" and together with the Partnership Agreement, the Operating Partnership Agreement, the Pipeline Partnership Agreements and the Pipeline LLC Regulations, the "Organization Agreements") and will be fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and EPCO and Duncan will own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (q) At each Delivery Date, EPCO will own 100% of the outstanding common stock of Partners II; such common stock will have been duly authorized and validly issued and will be fully paid and nonassessable; and EPCO will own such common stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

           (r) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Company or the Operating Partnership pursuant to either the Partnership Agreement or the Operating Partnership Agreement, respectively, or any agreement or other instrument to which the Company or the Operating Partnership is a party or by which either of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company or the Operating Partnership. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Company or the Operating Partnership. The Units, when issued and delivered against payment therefor as provided herein, and the Common Units and the Subordinated Units to be issued to Partners II (the "Sponsor Units"), when issued and delivered to Partners II in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Prospectus. The Company has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus, and (ii) the Sponsor Units, in accordance with the terms and conditions set forth in the Partnership Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Enterprise Entities or any of their shareholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the execution and delivery of the Operative Agreements (as defined in Section 1(t)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as herein defined) shall have been validly taken.

           (s) This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

           (t) At or before the First Delivery Date, the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and EPCO, as the organizational limited partner, and will be a valid and legally binding agreement of the General Partner and EPCO, enforceable against the General Partner and EPCO in accordance with its terms; at or before the First Delivery Date, the Operating Partnership Agreement will have been duly authorized, executed and delivered by each of the General Partner and the Company and will be a valid and legally binding agreement of the General Partner and the Company, enforceable against each of them in accordance with its terms; at or before the First Delivery Date, the General Partner Agreement will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; at or before the First Delivery Date, the Pipeline Partnership Agreements will have been duly authorized, executed and delivered by each of the Company and the Operating Partnership and will be valid and legally binding agreements of the Company and the Operating Partnership, enforceable against each of them in accordance with their terms; at or before the First Delivery Date, the Pipeline LLC Regulations will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of each of them enforceable against each of them in accordance with their terms; at or before the First Delivery Date, each of the Consolidation Agreement and the Merger and Conveyance Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with their terms; at or before the First Delivery Date, the Participation Agreements and the Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be valid and legally binding agreements of the Operating Partnership enforceable against the Operating Partnership in accordance with their respective terms; at or before the First Delivery Date, the EPCO Agreement will have been duly authorized, executed and delivered by each of the General Partner, the Company, the Operating Partnership and EPCO and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this
Section 1(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Organization Agreements, the Consolidation Agreement, the Merger and Conveyance Documents, the Participation Agreements, the Bank Credit Agreement and the EPCO Agreement are herein collectively referred to as the "Operative Agreements."

           (u) The Split-up Merger became effective under the Texas Business Corporation Act (the "TBCA"), the Texas LP Act and the Texas LLC Act on June 1, 1998. The TOC Merger became effective under the TBCA and the Delaware LP Act on or before June 2, 1998.

           (v) None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Enterprise Entities which are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a violation of the agreement of limited partnership, limited liability company operating agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Entities, (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enterprise Entities is or was a party or by which any of them or any of their respective properties may be bound, (iii) resulted, results or will result in any violation of any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Enterprise Entities or any of their properties in a proceeding to which any of them or their property is or was a party, (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Enterprise Entities, in the case of clauses (ii), (iii) or (iv) which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities, taken as a whole.

           (w) No permit, consent, approval, authorization or order of any court, governmental agency or body is or was required in connection with the execution and delivery of, or the consummation by the Enterprise Entities of the transactions contemplated by, this Agreement or the Operative Agreements (including the Transactions), except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "Blue Sky" laws, (ii) for such permits, consents, approvals and similar authorizations which have been, or prior to each Delivery Date will be, obtained, and (iii) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities, taken as a whole.

           (x) None of the Enterprise Entities is in (i) violation of its agreement of limited partnership, limited liability company agreement or regulations, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Entities to perform its obligations under this Agreement or the Operative Agreements. To the knowledge of the Enterprise Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Enterprise Entities is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities, taken as a whole.

           (y) The accountants, Deloitte & Touche LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Enterprise Entities as required by the Securities Act and the applicable published Rules and Regulations.

           (z) At March 31, 1998, the Company would have had, on the pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus dated July 8, 1998 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma information set forth in the Registration Statement, the Preliminary Prospectus dated July 8, 1998 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Company included in the Registration Statement, the Preliminary Prospectus dated July 8, 1998 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Enterprise Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

           (aa) Except as disclosed in the Registration Statement, the Preliminary Prospectus dated July 8, 1998 and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Preliminary Prospectus dated July 8, 1998 and the Prospectus (or any amendment or supplement thereto),
(i) none of the Enterprise Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Entities, taken as a whole, (ii) there has not been any change in the capitalization, or material increase in the short-term debt or long-term debt, of the Enterprise Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change, in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company Entities taken as a whole.

           (bb) There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened, against any of the Enterprise Entities, or to which any of the Enterprise Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

           (cc) The Operating Partnership and its subsidiaries, upon consummation of the Transactions on the each Delivery Date, will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Partnership and its subsidiaries, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, provided that, (A) with respect to the pipelines and right-of-way interests relating thereto (the "Pipeline Properties"), the foregoing shall only constitute a representation that, except as described in the Prospectus, (1) the Operating Partnership and its subsidiaries will have sufficient title to enable them to use such Pipeline Properties in their business as they are proposed to be used in the future as described in the Prospectus and (2) any lack of title has not had and will not have any material adverse effect on the ability of the Operating Partnership or such subsidiaries to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future as described in the Prospectus, and (B) with respect to any real property and buildings to be held under lease by the Operating Partnership and its subsidiaries upon consummation of the Transactions on each Delivery Date, such real property and buildings will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus. The Merger and Conveyance Documents were, or as of each Delivery Date will be, legally sufficient to transfer or convey to the Operating Partnership and its subsidiaries all properties that are, individually or in the aggregate, required to enable the Operating Partnership and its subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Merger and Conveyance Documents and those set forth in the Prospectus. The Operating Partnership and its subsidiaries, upon execution and delivery of the Merger and Conveyance Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Company, except as disclosed in the Prospectus and in such Merger and Conveyance Documents.

           (dd) The Company has not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities
Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

           (ee) Except as described in the Registration Statement or in connection with the consummation of the Transactions, the Company has not sold or issued any equity securities during the six-month period preceding the date of the Prospectus.

           (ff) Each of the Enterprise Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Company Entities, considered as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the Enterprise Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Company Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus;

           (gg) The Company (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (hh) To the knowledge of the Enterprise Parties, none of the Enterprise Entities nor any employee or agent of any of the Enterprise Entities has made any payment of funds of an Enterprise Entity or received or retained any funds in either case in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

           (ii) Each of the Enterprise Entities has filed (or has obtained extensions with respect to) all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company Entities, taken as a whole, or (ii) which are being contested in good faith.

           (jj) The Enterprise Entities own, possess or have license rights with respect to, and at each Delivery Date the Operating Partnership and its subsidiaries will own, possess or have license rights with respect to, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by them or necessary for the conduct of their respective businesses, and none of the Enterprise Parties is aware of any claim to the contrary or any challenge by any other person to the rights of the Enterprise Entities with respect to the foregoing.

           (kk) None of the Enterprise Entities is now, and after sale of the Units to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

           (ll) None of the Enterprise Entities has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus.

           (mm) None of the Enterprise Entities has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities, taken as a whole.

           (nn) Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of any of the Enterprise Entities exists or, to the knowledge of the Enterprise Parties, is imminent.

           (oo) The Enterprise Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Enterprise Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

           (pp) Except as described in the Prospectus or the Split-Up Merger Agreement, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Enterprise Parties, threatened, to which any of the Enterprise Entities is or may be a party or to which the business or property of any of the Enterprise Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and
(iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Enterprise Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company Entities, taken as a whole, or (B) prevent or result in the suspension of the offering and issuance of the Units.

           (qq) The offer, sale and issuance of the Common Units and Subordinated Units to Partners II pursuant to the Partnership Agreement is exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Enterprise Entities has taken or will take any action that would cause the loss of such exemption.

           (rr) The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

           2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 11,250,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

           In addition, the Company grants to the Underwriters an option to purchase up to 1,687,500 Option Units. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts. The price of both the Firm Units and any Option Units shall be $_____ per Unit.

           The Company shall not be obligated to deliver any of the Units to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

           3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

           4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the office of Lehman Brothers Inc. at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Units to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Units shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Units, the Company shall make the certificates representing the Firm Units available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

           At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

           Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Units to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Units shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Units, the Company shall make the certificates representing the Option Units available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

           5. Further Agreements of the Enterprise Entities. Each of the Enterprise Entities, jointly and separately, covenants and agrees with each
Underwriter:

                (a) (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and
     (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                (b) To furnish to each of the Representatives and to counsel for the Underwriters, without charge, (i) an EDGAR version of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) a manually signed copy of the Registration Statement corresponding to the EDGAR version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (iii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Representatives or their counsel may reasonably request, and (iv) such number of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus as the Representatives or their counsel may reasonably request.

                (c) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. If the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

                (e) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which Lehman Brothers Inc. shall not previously have been advised or to which the Representatives or their counsel shall reasonably object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to Lehman Brothers Inc., as Representatives of the Underwriters, prior to or concurrently with such filing.

                (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                (g) For a period of two years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder.

                (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in no event shall the Company or the General Partner be obligated in connection therewith to qualify as a foreign limited partnership or as a foreign corporation, or to execute a general consent to service of process.

                (i) Without the prior written consent of Lehman Brothers Inc., during the 180 days following the date of this Prospectus, not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with the Common Units, or
     (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or rights of ownership of such Common Units; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form attached hereto as Exhibit D.

                (j) To apply the net proceeds from the sale of the Units being sold by the Company as set forth in the Prospectus.

                (k) To take such steps as shall be necessary to ensure that none of the Enterprise Entities shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                (l) To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Units thereunder.

                (m) To cause the Enterprise Entities to accomplish or obtain as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Partnership and its subsidiaries to the properties and assets owned by them as a result of the Transactions.

           6. Expenses. The Enterprise Parties agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; and (j) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

           7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the performance by the Enterprise Parties of their respective obligations hereunder and to the following additional terms and conditions:

                (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Units for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their satisfaction.

                (b) No Underwriter shall have been advised by the Enterprise Entities or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which in the opinion of the Representatives, or in the opinion of counsel to the Underwriters, is material or omits to state a fact, which, in the opinion of the Representatives or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                (d) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel for the Enterprise Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit A to this Agreement.

                (e) Snell & Smith, P.C. shall have furnished to the Representatives their written opinion, as counsel for the Enterprise Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.

                (f) Special Counsel for the Enterprise Entities in each of the States of Louisiana, Mississippi and Alabama shall have furnished to the Representatives their written opinion or opinions, dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C to this Agreement.

                (g) The Representatives shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                (h) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of

Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                (i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                (j) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of the Company by the chief executive officer and the chief financial officer of the General Partner, to the effect that (i) the representations, warranties and agreements of the Company, the Operating Partnership and the General Partner contained in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Company, the Operating Partnership and the General Partner have complied with all the agreements and satisfied all the conditions on their part to be complied with or satisfied at or prior to such Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened; (iii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and (v) no event contemplated by subsection (l) of this Section 7 in respect of the Company, the Operating Partnership or the General Partner shall have occurred.

                (k) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of EPCO and Partners II by the chief executive officer and the chief financial officer of the EPCO to the effect that (i) the representations, warranties and agreements of EPCO and Partners II contained in this Agreement are true and correct, as if made at and as of such Delivery

Date, and EPCO and Partners II have complied with all the agreements and satisfied all the conditions on their part to be complied with or satisfied at or prior to the Delivery Date; and (ii) no event contemplated by subsection (l) of this Section 7 in respect of EPCO and Partners II has occurred.

                (l) Since the Effective Date, none of the Enterprise Entities shall have sustained any material loss or interference with its business by fire, flood, explosion, accident or other calamity, whether or not covered by insurance, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Enterprise Entities as a whole; nor shall there have been a change in the partners' capital, capital stock, short-term debt or long-term debt of the Enterprise Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Enterprise Entities, which loss, litigation, change or development, in the judgment of the Representatives, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Units.

                (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                (n) The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

                (o) The Enterprise Entities shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

                (p) Simultaneously with the sale of the Units on the First Delivery Date, the closing of the Bank Credit Agreement shall have ocurred as described in the Registration Statement.

           All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled, when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date, by the Representatives. Any such cancellation shall be without liability of the Underwriters to the Enterprise Entities or any of their affiliates. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

           8.   Indemnification and Contribution.

                (a) The Enterprise Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Enterprise Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Enterprise Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and provided further that this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Units to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to such person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Prospectus was remedied or corrected in the Prospectus, unless such failure resulted from non-compliance by the Enterprise Parties with Section 5(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Enterprise Parties may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Enterprise Parties, their officers and employees, each of their directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), and each person, if any, who controls the Enterprise Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Enterprise Parties or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Enterprise Parties through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Enterprise Parties and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Enterprise Parties or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Enterprise Parties or any such director, officer, employee or controlling person.

                (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and the fees and expenses of such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such indemnified party, which firm shall be designated by the indemnified party. No indemnifying party shall
(i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Enterprise Parties, on the one hand, and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Enterprise Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Enterprise Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Enterprise Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Enterprise Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                (e) The Underwriters severally confirm and the Enterprise Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the stabilization legend on the inside front cover page of, information in the chart in the first paragraph under the caption "Underwriting", the concession and reallowance figures appearing in the second paragraph under the caption "Underwriting" and the statements in the seventh and fifteenth paragraphs under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

           9.   Defaulting Underwriters

           If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any Enterprise Party except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages, including expenses paid by the Company pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

           10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

           11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Enterprise Party to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by any Enterprise Company is not fulfilled, the Enterprise Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Enterprise Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Enterprise Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

           12. Notices. Any notice, consent, request, instruction, approval and other communication provided for herein shall be in writing, shall be delivered or sent by mail, telex or facsimile transmission and shall be deemed validly given, made or served (i) on the date on which it is delivered personally with receipt acknowledged, (ii) five business days after it is sent by registered or certified mail (receipt requested and postage prepaid), (iii) one business day after it is sent by overnight courier (charges prepaid) or (iv) on the same business day when sent before 5:00 p.m., recipient's time (and on the next business day when sent after 5:00 p.m., recipient's time) by telex or telecopier, transmission confirmed and charges prepaid. Such notices shall be in writing, and

                (a) if to any of the Enterprise Parties, shall be addressed to such Enterprise Party at 2727 North Loop West, P.O. Box 4324, Houston, Texas 77210 Attention: President;

                (b) if to the Underwriters, such notice shall be addressed to the Representatives in care of Lehman Brothers Inc., 3 World Financial Center, 11th Floor, New York, New York 10285-1100, Attention: Syndicate Department (Fax: 212/526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, New York 10285.

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

           13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Enterprise Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the

Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, officers of the General Partner who have signed the Registration Statement and any person controlling any of the Enterprise Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

           14. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

           15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

           16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

           17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

           18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

           If the foregoing correctly sets forth the agreement among the Enterprise Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,

                                  ENTERPRISE PRODUCTS COMPANY


                                  By:
                                     ------------------------------------------
                                     O. S. Andras
                                     President and Chief Executive Officer

                                  ENTERPRISE PRODUCTS PARTNERS L.P.

                                  By: ENTERPRISE PRODUCTS GP, LLC
                                         its General Partner


                                  By:
                                     ------------------------------------------
                                     O. S. Andras
                                     President and Chief Executive Officer

                                  ENTERPRISE PRODUCTS OPERATING L.P.

                                  By: ENTERPRISE PRODUCTS GP, LLC
                                         its General Partner


                                  By:
                                     ------------------------------------------
                                     O. S. Andras
                                     President and Chief Executive Officer

                                  ENTERPRISE PRODUCTS GP, LLC


                                  By:
                                     ------------------------------------------
                                     O. S. Andras
                                     President and Chief Executive Officer

                                  EPC PARTNERS II, INC.


                                  By:
                                     ------------------------------------------
                                     O. S. Andras
                                     President and Chief Executive Officer

Accepted:

LEHMAN BROTHERS INC.
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.


     For themselves and as
     Representatives of the
     several Underwriters named
     in Schedule 1 hereto

By:  Lehman Brothers Inc.



By:
   -------------------------------
      Authorized Representative

                                   EXHIBIT A

                       OPINION OF VINSON & ELKINS L.L.P.

           (a) The Company has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (b) The Company has been registered or qualified as a foreign limited partnership for the transaction of business under the laws of the State of Texas; and, to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by the Company or the nature or location of the properties owned or leased by it make such registration or qualification necessary, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Operating Partnership, taken as a whole, or (B) subject the limited partners of the Company to any material liability or disability.

           (c) The Operating Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (d) The Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the States of Alabama, Louisiana, Mississippi and Texas; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Operating Partnership or the nature or location of the properties owned or leased by it make such registration or qualification necessary, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Operating Partnership, taken as a whole, or (B) subject the limited partners of the Company to any material liability or disability.

           (e) The Operating Partnership has all requisite partnership power and authority under the laws of the State of Texas to own or lease its properties and to conduct its business in the State of Texas; and upon the consummation of the Transactions (assuming that the Company will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the Unitholders will not be liable under the laws of the State of Delaware for liabilities of the Company or the Operating Partnership), the Company will not be liable under the laws of the State of Texas for the liabilities of the Operating Partnership and the Unitholders will not be liable under the laws of the State of Texas for the liabilities of the

Company or the Operating Partnership, except in each case to the same extent as under the laws of the State of Delaware.

           (f) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Company and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (g) The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the States of Alabama, Louisiana, Mississippi and Texas; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the General Partner or the nature or location of the properties owned or leased by it make such registration or qualification necessary, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or otherwise), business or results of operations of the General Partner or the Company and the Operating Partnership, taken as a whole, or (B) subject the limited partners of the Company to any material liability or disability.

           (h) EPCO is a corporation that has been duly incorporated and is validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (i) EPCO is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the States of Alabama, Louisiana, Mississippi and Texas; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by EPCO or the nature or location of the properties owned or leased by it make such registration or qualification necessary, except where the failure to so register or so qualify would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Operating Partnership, taken as a whole.

           (j) Partners II is a corporation that has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Merger and Conveyance Documents and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (k) HSC and Propylene have been duly formed and are validly existing in good standing as limited partnerships under the Texas LP Act with all necessary partnership power and authority to own or lease their properties, assume the liabilities being assumed by them pursuant to the Merger and Conveyance Documents and conduct their business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (l) Propylene is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the State of Louisiana; and, to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by Propylene or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Operating Partnership, taken as a whole, or (B) subject the limited partners of the Company to any material liability or disability.

           (m) Sorrento, Chunchula and Cajun have been duly formed and are validly existing in good standing as limited liability companies under the Texas LLC Act, with all necessary limited liability company power and authority to own or lease their properties, assume the liabilities being assumed by them pursuant to the Merger and Conveyance Documents and to conduct their business, in each case in all material respects as described in the Registration Statement and the Prospectus.

           (n) Sorrento and Cajun are duly registered or qualified as foreign limited liability companies for the transaction of business under the laws of the State of Louisiana, and Chunchula is duly registered or qualified as foreign limited liability company for the transaction of business under the laws of the States of Alabama and Mississippi; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by Sorrento, Cajun and Chunchula or the nature or location of the properties owned or leased by them make such registration or qualification necessary, except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Operating Partnership, taken as a whole, or (B) subject the limited partners of the Company to any material liability or disability.

           (o) The General Partner is the sole general partner of the Company, with a 1% general partner interest in the Company; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

           (p) The Sponsor Units issued to Partners II pursuant to the Partnership Agreement, and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement -- Limited Liability"); and Partners II owns the Sponsor Units free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming Partners II as debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

           (q) The 11,250,000 Common Units to be issued and sold to the Underwriters by the Company pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability"); other than the Sponsor Units that will be owned by Partners II, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Delivery Date.

           (r) The General Partner owns a 1.0101% general partner interest in the Operating Partnership, and the Company owns a 98.9899% limited partner interest in the Operating Partnership; such interests have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and are fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner and the Company own such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming the General Partner or the Company as a debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

           (s) The Company owns a 1% limited partner interest in each of Propylene and HSC, and the Operating Partnership owns a 99% general partner interest in each of Propylene and HSC; such interests have been duly authorized and validly issued in accordance with the Pipeline Partnership Agreements and are fully paid (to the extent required under the Pipeline Partnership Agreements) and nonassessable (except as such nonassessability may be affected by the Texas LP Act); and the Company and the Operating Partnership own such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming the Company or the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

           (t) The Operating Partnership owns 100% of the member interests in Sorrento, Chunchula and Cajun; such member interests have been duly authorized and validly issued in accordance with the Pipeline LLC Regulations and are fully paid (to the extent required under the Pipeline LLC Regulations) and nonassessable (except as such nonassessability may be affected by the Texas LLC
Act); and the Operating Partnership owns such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LLC Act.

           (u) EPCO owns 95% of the member interests in the General Partner and Duncan owns 5% of the member interests in the General Partner; such member interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Act); and EPCO and Duncan own such interests fee and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming EPCO or the General Partner as a debtor is on file in the office of the Secretary of State of the State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

           (v) EPCO owns 100% of the outstanding common stock of Partners II; such common stock has been duly authorized and validly issued and is fully paid and nonassessable; and EPCO owns such common stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Texas or Delaware naming EPCO as a debtor is on file in the office of the Secretary of State of Texas or Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law ("DGCL").

           (w) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Company or the Operating Partnership pursuant to the Partnership Agreement, the Operating Partnership Agreement or any other agreement or instrument known to such counsel to which the Company or the Operating Partnership is a party or by which either of them may be bound. To such counsel's knowledge and except as provided in the Company's Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company or the Operating Partnership. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Company or the Operating Partnership. The Company has all requisite partnership power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus, and (B) the Sponsor Units in accordance with the terms and conditions set forth in the Partnership Agreement.

           (x) The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

           (y) Each of the Operative Agreements (other than the Consolidation Agreement) to which any of the Enterprise Entities is a party have been duly authorized and validly executed and delivered by the Enterprise Entities parties thereto and constitutes a valid and binding obligation of the Enterprise Entities parties thereto, enforceable against each such party in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

           (z) The offering, issuance and sale by the Company of the Units and the execution, delivery and performance by the Enterprise Entities of this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby (including the Transactions) has not caused, and will not cause, as applicable, (A) a violation of the agreement of limited partnership, limited liability company operating agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Entities, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement or any other indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel,
(C) any violation of any federal or Texas statute, law or regulation, the Delaware LP Act, the Delaware LLC Act or the DGCL or, to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or governmental agency or body directed to any of the Enterprise Entities or any of their properties in a proceeding to which any of them or their property is subject, or (D) the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Enterprise Entities, excluding in the case of clauses (B), (C) and (D), any such matters that, individually or in the aggregate, would not have a material adverse effect on the financial condition, business or results of operations of the Company Entities taken as a whole.

           (aa) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal, Delaware or Texas court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Enterprise Entities of the transactions contemplated by, this Agreement or the Operative Agreements, except for such permits, consents, approvals and similar authorizations (A) required under the Securities Act and the Exchange Act, (B) required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (C) as are of a routine or administrative nature and are either (i) not customarily obtained or made prior to the consummation of transactions such as the Transactions or (ii) expected in our reasonable judgment to be obtained in the ordinary course of business subsequent to the consummation of the Transactions, (D) which relate to zoning or subdivision mapping, (E) which relate to easements, licenses, franchises, permits or rights-of-way, as to which we express no opinion, (F) are described in the Prospectus as not having been obtained, and (G) that have been obtained or which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the financial condition, business or results of operations of the Company Entities taken as a whole.

           (bb) The Split-Up Merger became effective under the TBCA, the Texas LP Act and the Texas LLC Act on June 1, 1998. The TOC Merger became effective under the TBCA and the Delaware LP Act on or before June 2, 1998.

           (cc) The Merger and Conveyance Documents are in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas, as described in the Merger and Conveyance Documents, subject to the conditions, reservations and limitations contained in the Merger and Conveyance Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Merger and Conveyance Documents are legally sufficient to obligate the transferor to deliver certificated title.

           (dd) The Certificates of Merger for the Split-up Merger are in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required, and, upon proper recordation of any of such Certificates of Merger in the appropriate records of the applicable counties of the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the Texas assets transferred by the Split-up Merger; recordation of the Certificates of Merger in the office of the County Clerk for each county in which the Operating Partnership or its subsidiaries owns Texas property is the appropriate public office in the State of Texas for the recordation of Certificates of Merger.

           (ee) The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General," "-- Liquidity and Capital Resources," "Business and Properties," "Relationships with EPCO and Related Party Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units" and "The Partnership Agreement," insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Prospectus Summary -- The

Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement".

           (ff)  The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit
8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

           (gg) The Registration Statement was declared effective under the Act on _____________, 1998; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

           (hh) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

           (ii) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Enterprise Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and
(B) there are no agreements, contracts or other documents to which any of the Enterprise Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (jj) None of the Enterprise Entities is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

           (kk) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

           (ll) The Common Units have been approved for listing on the NYSE, subject only to official notice of issuance.

           (mm) The offer, sale and issuance of the Sponsor Units to Partners II pursuant to the Partnership Agreement are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto.

           In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Enterprise Parties and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Enterprise Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinions expressed in paragraphs (b), (d) and (f) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of each of the Enterprise Entities in the States of Alabama, Louisiana and Mississippi, state that such opinions are based upon the opinions of Watkins, Ludlam, Winter & Stennis; Nesser, King & LeBlanc, LLP; and Ambrecht, Jackson, Demouy, Crowe, Holmes & Reeves and upon certificates of foreign qualification or registration provided by the Secretary of States of the States of Alabama, Louisiana, Mississippi and Texas (each of which shall be dated as of a date not more than fourteen days prior to the First Delivery Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Enterprise Entities to any of their respective real or personal property and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Company or any of the Enterprise Entities may be subject.

                                   EXHIBIT B

                        OPINION OF SNELL & SMITH, P.C.


     (a) The Consolidation Agreement has been duly authorized and validly executed and delivered by EPCO and Partners II and constitutes a valid and binding obligation of EPCO and Partners II, enforceable against EPCO and Partners II in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditor's rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

     (b) To the knowledge of such counsel, each of the Enterprise Entities has such permits, consents, licenses, franchises and authorizations ("permits") issued by the appropriate federal or Texas governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Company Entities, taken as a whole; and, to the knowledge of such counsel, none of the Enterprise Entities has received any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the operations conducted by the Company Entities, taken as a whole.

     (c) To the knowledge of such counsel, each of the Enterprise Entities which is subject to regulation as an interstate or Texas intrastate common carrier pipeline is conducting its business consistent with its common carrier classification in all material respects and is in material compliance with all applicable federal or Texas statutes, rules and regulations pertaining thereto, including but not limited to, all tariff and rate requirements. As a result of the conveyance of interstate or Texas intrastate common carrier pipelines included in the Transferred Assets to the Operating Partnership and its subsidiaries pursuant to the Merger and Conveyance Documents, the Operating Partnership and its subsidiaries are entitled to exercise the power of eminent domain to secure rights-of-way necessary to operate such pipelines.

     (d) To the knowledge of such counsel, none of the Enterprise Entities is in (i) violation of its agreement of limited partnership, limited liability company agreement or regulations, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument known to such counsel to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Entities to perform its obligations under this Agreement or the Operative Agreements.

      (d) To the knowledge of such counsel after due inquiry, other than as described or contemplated in the Prospectus (or any supplement thereto), there is no litigation, proceeding or governmental investigation pending or threatening against any of the Enterprise Entities or to which any of the Enterprise Entities is a party or to which any of their respective properties is subject, that relates to any of the Transactions or which, if adversely determined, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company Entities, taken as a whole, or would impair or call into question the validity of this Agreement, the performance by any of the Enterprise Entities of their obligations under this Agreement or the Operative Agreements.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Enterprise Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of Texas, (D) state that they express no opinion with respect to the title of any of the real or personal property purported to be transferred by the Merger and Conveyance Documents, and
(E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Company or any of the Enterprise Entities may be subject.

                                   EXHIBIT C

                           OPINION OF LOCAL COUNSEL

           (a) Each of the Enterprise Entities [as applicable] has been duly qualified or registered to the extent required in such State, as a foreign corporation, a foreign limited partnership or foreign limited partnership, as the case may be, for the transaction of business under the laws of such State.

           (b) The Operating Partnership has all requisite power and authority as a limited partnership under the laws of such State to own or lease its properties and to conduct its business in such State; and upon the consummation of the Transactions (assuming that the Company will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the Unitholders will not be liable under the laws of the State of Delaware for liabilities of the Company or the Operating Partnership), the Company will not be liable under the laws of such State for the liabilities of the Operating Partnership and the Unitholders will not be liable under the laws of such State for the liabilities of the Company or the Operating Partnership, except in each case to the same extent as under the laws of the State of Delaware.

           (c) The execution, delivery and performance of the Conveyance Documents relating to the transfer of property in such State in accordance with the terms thereof did not or will not violate any statute of such State or any rule, regulation or, to the knowledge of such counsel, any order of any agency of such State having jurisdiction over any of the Enterprise Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the holders of Common Units or the operations conducted in such State by the Company Entities taken as a whole.

           (d) Each of the Conveyance Documents relating to the transfer of property in such State, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of such State, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Conveyance Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in such State, as described in the Conveyance Documents, subject to the conditions, reservations and limitations contained in the Conveyance Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyance Documents are legally sufficient to compel delivery of such certificated title.

           (e) Each of the Conveyance Documents (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of such State, to the extent such recordation is required, and, upon proper recordation of any of such deeds and assignments in such State, will constitute notice to all third parties under the recordation statutes of such State concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Operating Partnership or its subsidiaries owns property is the appropriate public office in such State for the recordation of deeds and assignments of interests in real property located in such county.

           (f) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of such State having jurisdiction over the Enterprise Entities or any of their respective properties is required for the issuance and sale of the Units by the Company or for the conveyance of the properties located in such State purported to be conveyed to the Operating Partnership or its subsidiaries pursuant to the Conveyance Documents, except (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, and (C) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), business, prospects, properties, net worth or results of operations conducted in such State by the Company Entities taken as a whole.

           (g) The following is a list of the requirements necessary for achieving the status of an "intrastate common carrier pipeline" in such State:

Based solely upon a Certificate executed by an officer of the General Partner, and without any independent investigation or verification of the facts described in such Certificate, the Operating Partnership, and [its subsidiary], as applicable, is an "intrastate common carrier pipeline in such State and is conducting its business consistent with its common carrier classification. Assuming such classification and such conduct of its business, as a result common carrier pipeline included in the Transferred Assets located in such State to the Operating Partnership and its subsidiaries pursuant to the Conveyance Documents, the Operating Partnership and its subsidiaries are entitled to exercise the power of eminent domain in such State to secure rights-of-way necessary to operate such pipeline located in such State.

           In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Enterprise Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws and the laws of such State, (D) state that they express no opinion with respect to the title of any of the real or personal property purported to be transferred by the Conveyance Documents and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Company or any of the Enterprise Entities may be subject.

           Vinson & Elkins, L.L.P. and Snell & Smith, P.C. are hereby authorized to rely upon this opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof. Subject to the foregoing, this opinion letter may be relied upon only by you and your counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without our prior written consent.

                                   EXHIBIT D



LEHMAN BROTHERS INC.                                         _____________, 1998
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Enterprise Products Company, Enterprise Products Partners L.P. (the "Company"), Enterprise Products Operating L.P., Enterprise Products GP, LLC and EPC Partners II, Inc. and Lehman Brothers Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Smith Barney Inc., Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and Raymond James & Associates, Inc., as Underwriters, relating to an underwritten public offering of common units, each representing a limited partner interest (the "Common Units") in the Company.

To induce you to enter into the Underwriting Agreement, the undersigned agrees that he/she will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with the Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus (as defined in the Underwriting Agreement), without the prior written consent of Lehman Brothers Inc.

If for any reason the Underwriting Agreement is terminated before the First Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,



-----------------------------

                                  SCHEDULE 1

                       ENTERPRISE PRODUCTS PARTNERS L.P.


                                                            Number of Firm
  Underwriters                                           Units to Be Purchased
  ------------                                           ---------------------

Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Dain Rauscher Wessels,
  a division of Dain Rauscher Incorporated
Raymond James & Associates, Inc.






                                                              ------------
      TOTAL                                                     11,250,000
      -----



                                       1